UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2005, BearingPoint, Inc. (the “Company”) amended its Deferred Compensation Plan, in which executive officers may participate in, to provide that, effective as of December 31, 2004, the Deferred Compensation Plan is closed to new participants. The amendment further provides that deferral amounts and employer matching amounts, if any, earned after December 31, 2004 in respect of existing participants will not be made to the Deferred Compensation Plan. The amendment also changed the definition of a “Plan Year” to mean the four month period beginning on September 1, 2004 and ending on December 31, 2004, and, thereafter, a twelve month period commencing January 1 and ending December 31, effective as of September 1, 2004.

Previously, the Company had approved a new BearingPoint, Inc. Managing Directors Deferred Compensation Plan with respect to deferral of compensation earned after December 31, 2004. The BearingPoint, Inc. Managing Directors Deferred Compensation Plan is substantially identical to the Deferred Compensation Plan except for those changes required for the plan to comply with recently adopted IRS Code Section 409A. Those changes include provisions regarding the timing of elections in the plan, the timing of plan distributions and permitted revisions for plan distributions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005	BearingPoint, Inc.

	By:	/s/ David W. Black
David W. Black Executive Vice President, General Counsel and Secretary